Exhibit 21.1
VineBrook Subsidiaries

Entity	Jurisdiction

VineBrook Homes Operating Partnership, L.P.	Delaware

VineBrook Homes OP GP, LLC	Delaware

VB GP LLC	Delaware

VineBrook Annex B, L.P.	Delaware

NREA VB Pledgor III LLC	Delaware

NREA VB III LLC	Delaware

VB OP Holdings LLC	Delaware

Huber Funding LLC	Delaware

NREA VB Pledgor V LLC	Delaware

NREA VB V LLC	Delaware

VB One, LLC	Delaware

VB Two Equity, LLC	Delaware

VB Two, LLC	Delaware

VB Three Equity, LLC	Delaware

VB Three, LLC	Delaware

VB Six, LLC	Delaware

VineBrook Homes Borrower 1, LLC	Delaware

VineBrook Homes, LLC	Delaware

NexPoint Homes Trust, Inc.	Maryland

NexPoint SFR Operating Partnership, L.P.	Delaware

NexPoint SFR 1 Holdings, LLC	Delaware

NexPoint SFR SPE 1, LLC	Delaware

NexPoint SFR 2 Holdings, LLC	Delaware

NexPoint SFR SPE 2, LLC	Delaware

NexPoint SFR 3 Holdings, LLC	Delaware

NexPoint SFR SPE 3, LLC	Delaware